Exhibit 4.1

THE TOLEDO EDISON COMPANY

TO

JPMORGAN CHASE BANK, N.A.

(formerly known as THE CHASE MANHATTAN BANK)

                                                                                                                                   Trustee.

Fifty-fifth Supplemental Indenture
Dated as of April 1, 2005

(Supplemental to Indenture of Mortgage

and Deed of Trust dated as of April 1, 1947)

First Mortgage Bonds, Pledge Series A of 2005 due 2035

Fifty-fifth Supplemental Indenture, dated as of April 1, 2005, between The Toledo Edison Company, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company”), and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), a national banking association (hereinafter called the “Trustee”), as Trustee.

RECITALS

The Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 (hereinafter referred to as the “Original Indenture”) to The Chase National Bank of the City of New York, predecessor Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder an initial series of bonds designated as First Mortgage Bonds, 2⅞% Series due 1977; and

The Company has heretofore executed and delivered to The Chase National Bank of the City of New York, predecessor Trustee, four Supplemental Indentures supplementing the Original Indenture dated, respectively, September 1, 1948, April 1, 1949, December 1, 1950 and March 1, 1954 and has heretofore executed and delivered to The Chase Manhattan Bank, which on March 31, 1955, became the Trustee under the Original Indenture by virtue of the merger of The Chase National Bank of the City of New York into President and Directors of The Manhattan Company under the name of The Chase Manhattan Bank, the Fifth and the Sixth Supplemental Indentures dated, respectively, February 1, 1956, and May 1, 1958, supplementing the Original Indenture; and

The Chase Manhattan Bank was converted into a national banking association under the name The Chase Manhattan Bank (National Association), effective September 23, 1965; and by virtue of said conversion the continuity of the business of The Chase Manhattan Bank, including its business of acting as corporate trustee, and its corporate existence, was not affected, so that The Chase Manhattan Bank (National Association) was vested with all the trusts, powers, discretion, immunities, privileges and all other matters as were vested in said The Chase Manhattan Bank under the Indenture (hereinafter defined), with like effect as if originally named as Trustee therein; and

The Company has heretofore executed and delivered to The Chase Manhattan Bank (National Association) forty-one Supplemental Indentures dated, respectively, as follows: Seventh, August 1, 1967, Eighth, November 1, 1970, Ninth, August 1, 1972, Tenth, November 1, 1973, Eleventh, July 1, 1974, Twelfth, October 1, 1975, Thirteenth, June 1, 1976, Fourteenth, October 1, 1978, Fifteenth, September 1, 1979, Sixteenth, September 1, 1980, Seventeenth, October 1, 1980, Eighteenth, April 1, 1981, Nineteenth, November 1, 1981, Twentieth, June 1, 1982, Twenty-first, September 1, 1982, Twenty-second, April 1, 1983, Twenty-third, December 1, 1983, Twenty-fourth, April 1, 1984, Twenty-fifth, October 15, 1984, Twenty-sixth, October 15, 1984, Twenty-seventh, August 1, 1985, Twenty-eighth, August 1, 1985, Twenty-ninth, December 1, 1985, Thirtieth, March 1, 1986, Thirty-first, October 15, 1987, Thirty-second, September 15, 1988, Thirty-third, June 15, 1989, Thirty-fourth, October 15, 1989, Thirty-fifth, May 15, 1990, Thirty-sixth, March 1, 1991, Thirty-seventh, May 1, 1992, Thirty-eighth, August 1, 1992, Thirty-ninth, October 1, 1992, Fortieth, January 1, 1993, Forty-first, September 15, 1994, Forty-second, May 1, 1995, Forty-third, June 1, 1995, Forty-fourth, July 14, 1995, Forty-fifth, July 15, 1995, Forty-sixth, June 15, 1997 and Forty-seventh, August 1, 1997 supplementing the Original Indenture; and

The Chase Manhattan Bank (National Association), Successor Trustee, was merged on July 1, 1996, with and into Chemical Bank, a New York banking corporation, which changed its name to The Chase Manhattan Bank, and which became the Trustee under the Original Indenture by virtue of such merger; and

The Company has heretofore executed and delivered to The Chase Manhattan Bank four Supplemental Indentures dated as follows: Forty-eighth, June 1, 1998, Forty-ninth, January 15, 2000, Fiftieth, May 1, 2000 and Fifty-first, September 1, 2000 supplementary to the Original Indenture; and

The Chase Manhattan Bank changed its name to JPMorgan Chase Bank on November 10, 2001; and

The Company has heretofore executed and delivered to JPMorgan Chase Bank, N.A. the Fifty-second Supplemental Indenture dated as of October 1, 2002, the Fifty-third Supplemental Indenture dated as of April 1, 2003 and the Fifty-fourth Supplemental Indenture dated as of September 1, 2004 supplementary to the Original Indenture (the Original Indenture, all the aforementioned Supplemental Indentures, this Fifty-fifth Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the “Indenture” and this Fifty-fifth Supplemental Indenture is hereinafter called this “Supplemental Indenture”); and

JPMorgan Chase Bank was converted into a national banking association under the name JPMorgan Chase Bank, N.A., effective November 13, 2004; and by virtue of said conversion the continuity of the business of JPMorgan Chase Bank, including its business of acting as corporate trustee, and its corporate existence, was not affected, so that JPMorgan Chase Bank, N.A. was vested with all the trusts, powers, discretion, immunities, privileges and all other matters as were vested in said JPMorgan Chase Bank under the Indenture, with like effect as if originally named as Trustee therein; and

The Company covenanted in and by the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Original Indenture and to make subject to the lien thereof property acquired after the execution and delivery of the Original Indenture; and

Under Article 3 of the Original Indenture, the Company is authorized to issue additional bonds upon the terms and conditions expressed in the Original Indenture; and

The Company has determined to create pursuant to the provisions of the Indenture a new series of first mortgage bonds (the “Bonds of this Series”), to be pledged as security for the payment of certain obligations undertaken by the Company in connection with the issuance by the Beaver County Industrial Development Authority (the “Authority”) of $45,000,000 aggregate principal amount of the Authority’s Pollution Control Revenue Refunding Bonds, Series 2005-A (The Toledo Edison Company Project) on behalf of the Company (the “Revenue Bonds”), with such Bonds of this Series to have the denominations, rate of interest, date of maturity, redemption provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

The Bonds of this Series are to be limited in aggregate principal amount to $45,000,000 and are to be delivered to J.P. Morgan Trust Company, National Association, as trustee (hereinafter called the “Revenue Bond Trustee”), under the Trust Indenture (the “Revenue Bond Indenture”) dated as of April 1, 2005 between the Authority and the Revenue Bond Trustee; and

The Company, by appropriate corporate action, has duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Bonds of this Series and of specifying the form, provisions and particulars thereof as in said Original Indenture, as amended, provided or permitted, including the issuance only of fully registered Bonds of this Series, and of giving to the Bonds of this Series the protection and security of the Indenture; and

The text of the Bonds of this Series is to be substantially in the following form:

[Form of Fully Registered Bond of this Series]

This Bond is not transferable except (i) to a successor trustee under the Trust Indenture, dated as of April 1, 2005, between The Beaver County Industrial Development Authority and J.P. Morgan Trust Company, National Association, as trustee, referred to herein (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon a “default” as defined in the Indenture referred to herein or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

The Toledo Edison Company

First Mortgage Bond, Pledge Series A of 2005 due 2035

No.______                                                                                                                                                                         $__________

The Toledo Edison Company, an Ohio corporation (hereinafter called the Company), for value received, hereby promises to pay to _________________________________, or registered assigns, the principal sum of _______________________ dollars ($_________) or the aggregate unpaid principal amount hereof, whichever is less, on April 1, 2035, in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency to the registered owner hereof from the Initial Interest Accrual Date (hereinafter defined) at the rate specified in Article I of the Supplemental Indenture (hereinafter referred to), such interest to be payable on April 1 and October 1 in each year commencing on the April 1 or October 1 next succeeding the Initial Interest Accrual Date (hereinafter defined) (each such date herein called an “interest payment date”), and on and until the date of maturity of this Bond, or, if this Bond shall be duly called for redemption, on and until the redemption date, or, if the Company shall default in the payment of the principal amount of this Bond, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in said Indenture. Except as hereinafter provided, this Bond shall bear interest from the Initial Interest Accrual Date (hereinafter defined) until the principal of this Bond has been paid or duly provided for. Principal of and interest on this Bond are payable at the office or agency of the Company in the City of Akron, State of Ohio.

The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

In Witness Whereof, The Toledo Edison Company has caused this Bond to be signed in its name by its President or a Vice-President and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or an Assistant Corporate Secretary.

Dated:	THE TOLEDO EDISON COMPANY

By:

Vice President

Attest:

______________________________
Corporate Secretary

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This Bond is one of the Bonds of the series designated herein, described in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., AS TRUSTEE

By:

Authorized Officer

[FORM OF REVERSE OF BOND]

The Toledo Edison Company

First Mortgage Bond, Pledge Series A of 2005 due 2035

This Bond is one of an issue of Bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by a certain Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947 (hereinafter called the “Original Indenture”), made by the Company to The Chase National Bank of the City of New York (JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), successor), as Trustee (hereinafter called the “Trustee”), and by certain indentures supplemental thereto, including the Fifty-fifth Supplemental Indenture dated as of April 1, 2005 (the Original Indenture and said indentures supplemental thereto herein collectively called the “Indenture” and said Fifty-fifth Supplemental Indenture hereinafter called the “Supplemental Indenture”), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee, and the holders of said Bonds and of the coupons appurtenant to coupon Bonds, under the Indenture, and the terms and conditions upon which said Bonds are and are to be issued and secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of Bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this Bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said Bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the Bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of Bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of at least 75% in aggregate principal amount of outstanding Bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of, or of the interest or premium, if any, on this Bond or reduce the principal amount hereof or the rate of interest or the premium, if any, hereon, or effect any other modification of the terms of payment of such principal or interest, or premium, if any, or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this Bond, or will reduce the percentage of Bonds required for the adoption of changes or modifications as aforesaid.

This Bond is one of a series of Bonds designated as the First Mortgage Bonds, Pledge Series A of 2005 due 2035, of the Company (herein called the “Bonds of this Series”) limited, except as otherwise provided in the Indenture, in aggregate principal amount to $45,000,000, and is issued under and secured by the Supplemental Indenture.

The Bonds of this Series have been issued by the Company to J.P. Morgan Trust Company, National Association, as trustee (such trustee and any successor trustee being hereinafter referred to as the “Revenue Bond Trustee”) for $45,000,000 aggregate principal amount of the Pollution Control Revenue Refunding Bonds, Series 2005-A (The Toledo Edison Company Project) (the “Revenue Bonds”) issued on behalf of the Company by the Beaver County Industrial Development Authority (the “Authority”) and under the Trust Indenture, dated as of April 1, 2005 (the “Revenue Bond Indenture”), between the Authority and the Revenue Bond Trustee to secure the payment of the principal of and interest on the Revenue Bonds.

If and when the principal of any Revenue Bonds is paid, then there is deemed to be paid a principal amount of the Bonds of this Series then outstanding which bears the same ratio to the aggregate principal amount of Bonds of this Series then outstanding as the aggregate principal amount of the Revenue Bonds so paid bears to the aggregate principal amount of the Revenue Bonds outstanding immediately before such payment; provided, however, that such payment of Bonds of this Series is deemed to be made only when and to the extent that notice of such payment of such Revenue Bonds is given by the Company to the Trustee.

The Bonds of this Series shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the redemption date, but only if the Trustee shall receive written advice from the Revenue Bond Trustee stating that the principal amount of all the Revenue Bonds then outstanding under the Revenue Bond Indenture has been declared due and payable pursuant to the provisions of Section 11.02 of the Revenue Bond Indenture, specifying the date of the accelerated maturity of such Revenue Bonds and the date or dates from which interest on the Revenue Bonds issued under the Revenue Bond Indenture has then accrued and is unpaid (specifying the rate or rates of such accrual and the principal amount of the particular Revenue Bonds to which such rates apply), stating such declaration of maturity has not been annulled and demanding payment of the principal amount of the Bonds of this Series plus accrued interest thereon to the date fixed for such redemption. The date fixed for such redemption shall be set forth in the aforesaid written advice and shall not be (i) earlier than the later of (a) the date specified in such written advice as the date of accelerated maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture, and (b), unless the Revenue Bond Trustee, as sole holder of the Bonds of this Series, waives the requirement of notice of such redemption, forty five days after the Trustee’s receipt of such written advice and (ii) later than fifty days after such date of accelerated maturity. Upon mailing of notice of redemption (or if the requirement for such notice is waived, upon receipt of the aforesaid written advice), the earliest date from which unpaid interest on the Revenue Bonds has then accrued (as specified by the Revenue Bond Trustee) shall become the initial interest accrual date (the “Initial Interest Accrual Date”) with respect to the Bonds of this Series; provided, however, on any demand for payment of the principal amount thereof at maturity as a result of the principal of the Revenue Bonds becoming due and payable on the maturity date of the Bonds of this Series, the earliest date from which unpaid interest on the Revenue Bonds has then accrued shall become the Initial Interest Accrual Date with respect to the Bonds of this Series, such date, together with each other different date from which unpaid interest on the Revenue Bonds has then accrued, to be as stated in a written notice from the Revenue Bond Trustee to the Trustee, which notice shall also specify the rate or rates of such accrual and the principal amount of the particular Revenue Bonds to which such rate or rates apply. The aforementioned notice of redemption (or if the requirement for such notice is waived, such redemption) shall become null and void for all purposes under the Indenture (including the fixing of the Initial Interest Accrual Date with respect to the bonds of this series) upon receipt by the Trustee of written notice from the Revenue Bond Trustee of the annulment of the acceleration of the maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture and of the rescission of the aforesaid written advice prior to the redemption date specified in such notice of redemption (or if the requirement for such notice is waived, specified in the aforesaid written advice), and thereupon no redemption of the Bonds of this Series and no payment in respect thereof as specified in such notice of redemption (or if the requirement for such notice is waived, as specified in the aforesaid written advice), shall be effected or required. But no such rescission shall extend to any subsequent written advice from the Revenue Bond Trustee or impair any right consequent on such subsequent written advice.

Any redemption of the Bonds of this Series shall be made in accordance with the applicable provisions of Sections 5.02, 5.03, 5.04 and 5.06 of the Original Indenture, unless and to the extent waived in writing by the registered owner or owners of all Bonds of this Series and such waiver is filed with the Trustee.

To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said Bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company by the holders of at least 75% in aggregate principal amount of the Bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of Bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of at least 75% in aggregate principal amount of outstanding Bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of or interest on this Bond or reduce the principal amount hereof or the rate of interest hereon, or affect any other modification of the terms of payment of such principal or interest or will permit the creation of any lien ranking prior to or on a party with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this Bond, or will reduce the percentage of Bonds required for the adoption of changes or modifications as aforesaid.

The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

The Bonds of this Series are not transferable except (i) to a successor trustee under the Authority Bond Indenture, (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon a default, as defined in the Indenture or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

Subject to the limitations provided in the Indenture and in Section 10 of Article I of the Supplemental Indenture, this Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the office or agency of the Company in the Borough of Manhattan, The City of New York or the City of Akron, State of Ohio, upon surrender and cancellation of this Bond, and upon presentation of a duly executed written instrument of transfer, and thereupon a new fully registered bond or bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of the same series, may in like manner be exchanged for one or more new fully registered Bonds of this Series of other authorized denominations but of the same aggregate principal amount; all without charge except for any tax or taxes or other governmental charges incidental to such transfer or exchange and all subject to the terms and conditions set forth in the Indenture.

From and after the Release Date (as defined in the Revenue Bond Indenture), all Bonds of this Series shall be deemed fully paid, satisfied and discharged and all obligations of the Company hereunder shall be terminated. Upon notification of the occurrence of the Release Date from the Company or the Trustee, each holder of the Bonds of this Series shall surrender such Bonds of this Series to the Trustee for cancellation, whereupon the Trustee shall cancel the same.

No recourse under or upon any covenant or obligation of the Indenture, or of any indenture supplemental thereto, or of this Bond, for the payment of the principal of or the interest on this Bond, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly or indirectly through the Company or any predecessor or successor corporation or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute, or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this Bond, and being likewise waived and released by the terms of the Indenture.

This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by JPMorgan Chase Bank, N.A. or its successor, as Trustee under the Indenture.

[End of Form of Bond of this Series]

All conditions and requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms and to make the Bonds of this Series, when duly executed by the Company and authenticated and delivered by the Trustee, and duly issued, the valid, binding and legal obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

Now, Therefore, This Supplemental Indenture Witnesseth: That The Toledo Edison Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the bonds to be issued hereunder and thereunder, as hereinafter provided, as follows:

ARTICLE I

Creation and Description of Bonds of 2005 Pledge Series A

Section 1.  A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as First Mortgage Bonds, Pledge Series A of 2005 due 2035 (such bonds herein referred to as the “Bonds of this Series”). The Bonds of this Series shall be limited to an aggregate principal amount of $45,000,000, excluding any Bonds of this Series which may be authenticated in exchange for or in lieu of or in substitution for or on transfer of other Bonds of this Series pursuant to any provisions of the Original Indenture or of this Supplemental Indenture. The Bonds of this Series shall be substantially in the form hereinbefore recited and shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture.

Section 2.  The Bonds of this Series shall be issued only as fully registered Bonds in the denominations of $1,000 or any higher multiple of $1.00.

Section 3.  The Bonds of this Series shall be dated the date of authentication, shall mature on April 1, 2035, and shall bear interest from the time hereinafter provided at such rate per annum on each interest payment date hereinafter defined as shall cause the amount of interest payable on such Bonds of this Series to equal the amount of interest payable on the Revenue Bonds, such interest to be payable on April 1 and October 1 in each year commencing on the April 1 or October 1 next succeeding the Initial Interest Accrual Date (as defined in the form of Pledge Bond) (each such date hereinafter called an “interest payment date”) on and until maturity, or, in the case of any such Bonds of this Series duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any such Bonds of this Series, until the Company’s obligation with respect to the payment of the principal shall be discharged as provided in the Indenture.

The Bonds of this Series shall be payable as to principal and interest at the agency of the Company in the City of Akron, State of Ohio, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Except as hereinafter provided, each Bond of this Series shall bear interest from the Initial Interest Accrual Date (as defined in the form of Bond of this Series) until the principal of such Bond of this Series is paid or duly provided for.

The interest payable on any interest payment date shall be paid to the respective persons in whose names the Bonds of this Series shall be registered at the close of business on the record date therefore, which shall be the 15th day next preceding such interest payment date, notwithstanding the cancellation of any such Bond upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date; provided, however, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date (other than an interest payment date that is a redemption date or maturity date), such defaulted interest shall be paid to the respective persons in whose names such outstanding Bonds of this Series are registered at the close of business on a date (the “Subsequent Record Date”) not less than 10 days nor more than 15 days next preceding the date of payment of such defaulted interest, such Subsequent Record Date to be established by the Company by notice given by mail by or on behalf of the Company to the registered owners of Bonds of this Series not less than 10 days next preceding such Subsequent Record Date. If any interest payment date should fall on a day that is not a business day, then such interest payment date shall be the next succeeding business day.

The interest rate on the Bonds of this Series shall be the same rate of interest per annum as is borne by the Revenue Bonds; provided, however, that if there are different rates of interest borne by the Revenue Bonds, or if interest is required to be paid on the Revenue Bonds more frequently than on each April 1 or October 1, the interest rate on the Bonds of this Series shall be the rate that results in the total amount of interest payable on an interest payment date, a redemption date or at maturity, as the case may be, or at any other time interest on the Bonds of this Series is due and payable, to be equal to the total amount of unpaid interest that has accrued on all then outstanding Revenue Bonds.

Section 4.  In the manner and subject to the limitations provided in the Indenture, Bonds of this Series may be exchanged for a like aggregate principal amount of Bonds of this Series of other authorized denominations, in either case without charge, except for any tax or taxes or other governmental charges incident to such transfer or exchange, at the office or agency of the Company in the Borough of Manhattan, The City of New York or the City of Akron, State of Ohio.

Except as otherwise provided in Section 3 of this Article I with respect to the payment of interest, the Company, the agencies of the Company and the Trustee may deem and treat the person in whose name a Bond of this Series is registered as the absolute owner thereof for the purpose of receiving any payment and for all other purposes.

Section 5.  The Bonds of this Series shall be redeemable only to the extent provided in this Article II, subject to the provisions contained in Article V of the Indenture and the form of Bond of this Series.

Section 6.  Subject to the applicable provisions of the Indenture, written notice of redemption of Bonds of this Series pursuant to this Supplemental Indenture shall be given by the Trustee by mailing to each registered owner of such Bonds of this Series to be redeemed a notice of such redemption, postage prepaid, by registered mail, at its last address as it shall appear upon the books of the Company for the registration and transfer of such Bonds of this Series. Any notice of redemption shall be mailed at least thirty (30) days, but no more than sixty (60) days, prior to the redemption date.

Section 7.  If and when the principal of any Revenue Bonds shall be paid, then there shall be deemed to have been paid a principal amount of the Bonds of this Series then outstanding which bears the same ratio to the aggregate principal amount of Bonds of this Series then outstanding as the principal amount of the Revenue Bonds so paid bears to the aggregate principal amount of the Revenue Bonds outstanding immediately before such payment; provided, however, that such payment of Bonds of this Series shall be deemed to have been made only when and to the extent that notice of such payment of the principal amount of such Revenue Bonds shall have been given by the Company to the Trustee. The Trustee may rely upon any such notification by the Company that such payment of Revenue Bonds has been so made.

Section 8.  The Bonds of this Series shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the redemption date, as stated in the form of the Bond of this Series hereinabove set forth. The Bonds of this Series shall not otherwise be subject to redemption by the Company prior to maturity.

Section 9.  From and after the Release Date (as defined in the Revenue Bond Indenture), all Bonds of this Series shall be deemed fully paid, satisfied and discharged and all obligations of the Company thereunder shall be terminated. Upon notification of the occurrence of the Release Date from the Company or the Trustee, each holder of Bonds of this Series shall surrender such Bonds of this Series to the Trustee for cancellation, whereupon the Trustee shall cancel the same.

Section 10.  Bonds of this Series shall not be transferable except (i) to a successor to the Revenue Bond Trustee under the Revenue Bond Indenture, (ii) in connection with the exercise of the rights and remedies of the holder thereof consequent upon an event of default as defined in the Indenture, or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

ARTICLE II

The Trustee

Section 1.  The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

Section 2.  For purposes of this Supplemental Indenture (a) the Trustee may conclusively rely and shall be protected in acting upon a written certificate of the Revenue Bond Trustee as to the interest rate of, interest payment dates of and basis on which interest is computed for, the respective Revenue Bonds, with respect to payments under the respective Revenue Bonds and with respect to the existence of the Release Date, or any officer’s certificate or opinion of counsel, as to the truth of the statements and the correctness of the opinions expressed therein, without independent investigation or verification thereof, subject to Article 13 of the Indenture and (b) a written certificate of the Revenue Bond Trustee shall mean a written certificate executed by the president, any vice president or any authorized officer of such Revenue Bond Trustee.

Section 3.  The Company shall cause any agency of the Company, other than the Trustee, which it may appoint from time to time to act as such agency in respect of the Bonds of this Series, to execute and deliver to the Trustee an instrument in which such agency shall:

(a)  Agree to keep and maintain, and furnish to the Trustee from time to time as reasonably requested by the Trustee, appropriate records of all transactions carried out by it as such agency and to furnish the Trustee such other information and reports as the Trustee may reasonably require;

(b)  Certify that it is eligible for appointment as such agency and agree to notify the Trustee promptly if it shall cease to be so eligible; and

(c)  Agree to indemnify the Trustee, in a manner satisfactory to the Trustee, against any loss, liability or expense incurred by, and defend any claim asserted against, the Trustee by reason of any acts or failures to act as such agency, except for any liability resulting from any action taken by it at the specific direction of the Trustee;

provided, however, that the Company, in lieu of causing any such agency to furnish such an instrument, may make such other arrangements with the Trustee in respect of any such agency as shall be satisfactory to the Trustee.

Section 4.  The Trustee shall advise the Company in writing of the receipt of any notification provided for pursuant to the redemption provisions contained in the respective forms of the Bonds of this Series hereinabove set forth and Section 8 of Article I of this Supplemental Indenture.

ARTICLE III

Miscellaneous Provisions

Section 1.  The Original Indenture, as heretofore supplemented, is in all respects ratified and confirmed, and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture. All covenants and provisions of the Original Indenture, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture, shall continue in full force and effect for the respective periods of time therein specified, and this Supplemental Indenture shall form part of the Indenture. All terms defined in Article 1 of the Original Indenture shall, for all purposes of this Supplemental Indenture, have the meanings in said Article 1 specified, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture and unless the context otherwise requires.

Section 2.  This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, The Toledo Edison Company has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Corporate Secretary or an Assistant Corporate Secretary for and in its behalf and JPMorgan Chase Bank, N.A., as Trustee, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary or any other authorized officer for and on its behalf, all as of the day and year first above written.

THE TOLEDO EDISON COMPANY

By:

Harvey L. Wagner, Vice President and Controller

[Seal]

Attest:

David W. Whitehead, Corporate Secretary

Signed, sealed and acknowledged on behalf of
                 The Toledo Edison Company
                  in the presence of

            ______________________________
Richard L. Anthony

            ______________________________
Edward J. Morgan

As witnesses

JPMORGAN CHASE BANK, N.A., AS TRUSTEE

By:

______________________, Vice President

Attest:   ____________________________________
 ____________________, Trust Officer

Signed, sealed and acknowledged on behalf of
                    JPMorgan Chase Bank, N.A.
                    in the presence of

_______________________________                                                                                                                  [Seal]
Print Name:

            ___________________________
Print Name:

As witnesses

State of Ohio               )
                                  )ss.:
County of Summit        )

On this ___ day of April, 2005, before me personally appeared Harvey L. Wagner and David W. Whitehead to me personally known, who being by me severally duly sworn, did say that they are a Vice President and Controller and the Corporate Secretary, respectively, of The Toledo Edison Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.

[SEAL]
Susie M. Hoisten, Notary Public Residence -Summit County State Wide Jurisdiction, Ohio My Commission Expires December 9, 2006

State of New York       )
                                 )ss.:
County of New York    )

On this ___ day of April, 2005, before me personally appeared _____________ and _____________ to me personally known, who being by me severally duly sworn, did say that they are a Vice President and a Trust Officer, respectively, of JPMorgan Chase Bank, N.A., that the seal affixed to the foregoing instrument is the corporate seal of said Corporation and that said instrument was signed and sealed in behalf of said a Corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said Corporation.

                                         ___________________________________ [Seal]
Notary Public

This instrument was prepared by:

FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308